As filed with the Securities and Exchange Commission on August 19, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VSE CORPORATION
(Exact name of registrant as specified in its charter)
________________________________

Delaware	54-0649263
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6348 Walker Lane
Alexandria, Virginia 22310
Phone: (703) 960-4600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John A. Cuomo
Chief Executive Officer and President
VSE Corporation
6348 Walker Lane
Alexandria, Virginia 22310
Phone: (703) 960-4600
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies To:
Lorne S. Cantor
Joel T. May
Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053
Phone: (404) 581-8967
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.05 per share	5,100,000	$30.98	$157,998,000	$20,508.14

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminable number of additional shares of Common Stock that may become issuable by reason of any stock split, stock dividend, recapitalization, or similar transaction that is effected without the receipt of consideration and results in an increase in the number of shares of the Common Stock that are outstanding.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on the NASDAQ Global Select Market on August 18, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 19, 2020
Prospectus
5,100,000 Shares
Common Stock
We may from time to time issue up to 5,100,000 shares of our common stock in one or more offerings.
Each time we sell shares of common stock, we will provide the specific terms of the offering in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our common stock.
We may sell shares of our common stock directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of shares of our common stock to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.
Investing in our common stock involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 1 of this prospectus.
________________________________

Our common stock is listed on the NASDAQ Global Select Market under the symbol “VSEC.” On August 18, 2020, the closing price of our common stock on the NASDAQ Global Select Market was $30.73 per share.
________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________________________

The date of this prospectus is              , 2020.

About This Prospectus
This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell shares of our common stock in one or more offerings.
This prospectus provides you with a general description of the common stock we may offer. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of our common stock, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”
We have not authorized anyone to provide you with different information from the information contained in, or incorporated by reference into, this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell shares of our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
References in this prospectus to the terms “we,” “us” or “the Company” or other similar terms mean VSE Corporation and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.
Where You Can Find More Information
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.vsecorp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus any of the information contained at that site, other than documents we otherwise file with the SEC that are incorporated by reference into this prospectus.

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Information We Incorporate By Reference
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the shares of our common stock is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020;

•
our Current Reports on Form 8-K filed with the SEC on January 31, 2020, February 28, 2020 (second form 8-K, item 8.01), April 24, 2020, May 7, 2020, May 8, 2020, June 30, 2020, and July 30, 2020 (second form 8-K, items 8.01 and 9.01); and

•
the description of our common stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, and all subsequently filed amendments and reports updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.
We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:
VSE Corporation
6348 Walker Lane
Alexandria, Virginia 22310
Phone: (703) 960-4600
Attention: Secretary

ii

VSE Corporation
We are a diversified products and services aftermarket company providing repair services, distribution, logistics, supply chain management support and consulting services for land, sea and air transportation assets in the public and private sectors. We serve the United States Government, including the United States Department of Defense, federal civilian agencies, as well as commercial and other customers. Our operations include parts supply and distribution, and maintenance, repair, and overhaul services for ground transport and aviation component and accessories; vehicle and equipment refurbishment; logistics; engineering; information technology and health care information technology solutions; and energy and management consulting services.
We were incorporated in Delaware in 1959 and the parent company serves as a centralized managing and consolidating entity for our three operating segments, each of which consists of one or more wholly owned subsidiaries or unincorporated divisions that perform our services. Our operating segments include the Aviation Segment, Fleet Segment, and Federal and Defense Segment.
Corporate Information
Our principal executive offices are located at 6348 Walker Lane, Alexandria, Virginia 22310. Our telephone number is (703) 960-4600. Our website is http://www.vsecorp.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.
Risk Factors
Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference and may be amended, supplemented or superseded from time to time by our quarterly reports on Form 10-Q and other reports we file with the SEC in the future. The risk and uncertainties we have described are not the only risks to which we are exposed. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose all or a part of your investment.
Disclosure Regarding Forward-Looking Statements
This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, statements that, to the extent they are not recitations of historical fact, constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of such safe harbor provisions.
“Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.
These statements speak only as of the date of this prospectus, the date of the prospectus supplement or the date of the document incorporated by reference, as applicable, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus, including the documents incorporated by reference, and relate to, among other things, our intent, belief or current expectations with respect to: our future financial condition, results of operations or prospects; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation:

•	delays in contract awards and funding due to uncertain government budgets and shifting government priorities;

•	intense competition from existing and new competitors;

•	our ability to renew and/or maintain certain programs that comprise a material portion of our revenue;

•	changes in procurement processes and government regulations and our ability to comply with such requirements;

•
the impact on our business, results of operations and financial condition from the ongoing and global COVID-19 pandemic, or any other pandemic, epidemic or outbreak of infectious disease in the United States or globally;

•	the performance of the aviation aftermarket, which could be impacted by lower demand for business and commercial air travel or airline fleet changes causing lower demand for our goods and services;

•	our ability to successfully execute our acquisition strategy;

•	changes in future business conditions, which could negatively impact our business investments, recorded goodwill, and/or purchased intangible assets;

•	the adverse impact of government audits or investigations on our business;

•	changes in governmental rules and regulations, including with respect to environmental matters, and related costs and liabilities;

•	adverse economic conditions in the United States and globally;

•	security threats, including cyber security threats, and related disruptions;

•	our dependence on access to and performance of third‑party package delivery companies;

•	our high level of indebtedness;

•	our ability to raise capital to fund our operations; and

•
the other risk factors mentioned under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC.

You are advised, however, to consult any further disclosures we make on related subjects in our periodic reports on Forms 10-K, 10-Q or 8-K filed or furnished to the SEC. Any document incorporated by reference or any prospectus supplement may also contain statistical data and estimates we obtained from industry publications and reports generated by third parties. Although we believe that the publications and reports are reliable, we have not independently verified their data.

Use of Proceeds
Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of shares of our common stock for general corporate purposes. These purposes may include, but are not limited to:

•	financing acquisitions;

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	additions to working capital; and

•	capital expenditures.
We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of our common stock offered under this prospectus will be described in the prospectus supplement for the offering of such common stock. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Certain U.S. Federal Income Tax Consequences
A summary of certain U.S. federal income tax consequences to persons investing in our common stock offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be prepared for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

Plan of Distribution
We may sell our common stock in and outside the United States:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	any combination of these; or

•	through any method described in the applicable prospectus supplement.
The distribution of our common stock may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on any organized market where our common stock may be traded;

•	purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	in any other manner described in the applicable prospectus supplement.
We may distribute our common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	negotiated prices; or

•	prices determined according to the process described in the applicable prospectus supplement.
The prospectus supplement will describe the terms of the offering of our common stock, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the shares of our common stock for their own account. The underwriters may resell the shares of our common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer shares of our common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the shares of our common stock will be subject to certain conditions, and the underwriters will be obligated to purchase all the shares of our common stock if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we offer shares of our common stock in a subscription rights offering to our existing common stockholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for shares of our common stock they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.
During and after an offering through underwriters, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the shares of our common stock sold for their account may be reclaimed by the syndicate if the shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of our common stock, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If dealers are used in the sale of shares of our common stock, we will sell the shares to them as principals. They may then resell those shares to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell shares of our common stock directly. In this case, no underwriters or agents would be involved. We may also sell shares of our common stock through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of shares of our common stock, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell shares of our common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. We will describe the terms of any sales of these shares in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase shares of our common stock from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters
Legal matters in connection with our common stock will be passed upon for us by Jones Day and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

Experts
The consolidated financial statements as of and for the year ended December 31, 2019 and management’s assessment of internal control over financial reporting as of December 31, 2019 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of VSE Corporation as of December 31, 2018 and for the years ended December 31, 2018 and 2017 appearing in VSE Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such consolidated financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following are the estimated expenses of the issuance and distribution of the shares of our common stock being registered, all of which are payable by us. All of the items below, except for the registration fee, are estimates.

Securities and Exchange Commission (“SEC” or “Commission”) registration fee		$20,508.14
Transfer agent and registrar fees		*
Printing expenses		*
Accountant’s fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total	$	*

*	Estimated expenses are presently not known and cannot be estimated.

Item 15.    Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Our restated certificate of incorporation and amended bylaws contain a provision which eliminates directors’ personal liability as set forth above.
Our restated certificate of incorporation and amended bylaws provide in effect that we shall indemnify our directors and officers to the extent permitted by the Delaware law. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
We have in effect insurance policies for general officers’ and directors’ liability insurance covering all of our officers and directors.
Item 16.    Exhibits.
The following documents are exhibits to the registration statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
5.1**	Opinion of Jones Day.
23.1**	Consent of Grant Thornton LLP, independent registered public accounting firm.
23.2**	Consent of Ernst and Young LLP, independent registered public accounting firm.
23.3	Consent of Jones Day (Included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (set forth on the signature page to this Registration Statement).
_______________

*	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.

**	Filed herewith.

Item 17.    Undertakings.
The undersigned registrant hereby undertakes:
1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
2.    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
5.    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

7.	That, for the purpose of determining liability of the registrant under the Securities Act,
(i)    the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)    each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, State of Virginia, on August 19, 2020.

VSE CORPORATION.

By:	/s/ John A. Cuomo
John A. Cuomo
Chief Executive Officer and President

Each person whose signature appears below appoints John A. Cuomo and Thomas R. Loftus, or any one of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this registration statement that any of such attorneys shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this registration statement, which amendments may make such changes in such registration statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities indicated as of August 19, 2020:

Signatures	Title

/s/ John A. Cuomo	Director, Chief Executive Officer and President (Principal Executive Officer)
John A. Cuomo
/s/ Thomas R. Loftus	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Thomas R. Loftus
/s/ Ralph E. Eberhart	Chairman/Director
Ralph E. Eberhart
/s/ Calvin S. Koonce	Director
Calvin S. Koonce
/s/ James F. Lafond	Director
James F. Lafond
/s/ Bonnie K. Wachtel	Director
Bonnie K. Wachtel
/s/ Jack C. Stultz	Director
Jack C. Stultz
/s/ John E. Potter	Director
John E. Potter
/s/ Mark E. Ferguson III	Director
Mark E. Ferguson III